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                                                                     EXHIBIT 23
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Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-
15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-
71553, 333-88257, 333-80403 and 333-48906) on Form S-3 (Nos. 33-5044, 33-
23450, 33-27505, 33-31388, 33-49820 and 333-19025, 333-94889, 333-38564 and
333-54014) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-
47927 and 333-36670) of Baxter International Inc. of our report dated February 16, 2001, except for Note 14, which as of February 28, 2001, relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 13, 2001

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